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                                                                  Exhibit 8 (x)

                                PARTICIPATION AGREEMENT

                                          Among

                           VAN ECK WORLDWIDE INSURANCE TRUST,

                            VAN ECK SECURITIES CORPORATION.

                             VAN ECK ASSOCIATES CORPORATION

                                   LEVCO SERIES TRUST

                                  LEVCO SECURITIES INC.

                                JOHN A. LEVIN & CO., INC.

                                           And

                        CANADA LIFE INSURANCE COMPANY OF AMERICA

THIS AGREEMENT, made and entered into to be effective on February 15, 2002, by and among CANADA LIFE INSURANCE COMPANY OF AMERICA (hereinafter the "Company"), a Michigan insurance corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto and incorporated herein by this reference, as such Schedule A may from time to time be amended by mutual written agreement of the parties hereto (each such account hereinafter referred to as the "Account"), and LEVCO SERIES TRUST, an unincorporated business trust organized under the laws of the State of Delaware and WORLDWIDE INSURANCE TRUST, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter the "Funds"), LEVCO SECURITIES INC., and VAN ECK SECURITIES CORPORATION (hereinafter the "Underwriters"), both Delaware corporations and VAN ECK ASSOCIATES CORPORATION and JOHN A. LEVIN & CO., INC.,(hereinafter the "Advisers"), both Delaware corporations.

         WHEREAS, the Funds engage in business as open-end management investment companies and are available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (hereafter referred to collectively as the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Funds and the Underwriters (hereinafter the "Participating Insurance Companies"); and

         WHEREAS, the beneficial interest in the Funds is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each such series hereinafter referred to as a "Portfolio"); and

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         WHEREAS, both of the Funds have obtained an order from the Securities and Exchange Commission (hereinafter the "SEC"), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Funds to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Order"); and

         WHEREAS, the Funds are registered as open-end management investment companies under the 1940 Act and their shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

         WHEREAS, the Company has registered or will register certain variable life insurance and variable annuity contracts under the 1933 Act, unless such contracts are exempt from registration thereunder; and

         WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid variable life insurance and variable annuity contracts; and

         WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless such Account is exempt from registration thereunder; and

         WHEREAS, the Underwriters are registered as broker-dealers with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and are members in good standing of the National Association of Securities Dealers, Inc. (hereinafter the "NASD"); and

         WHEREAS, the Advisers are duly registered as investment advisers under the Investment Advisers Act of 1940 and any applicable state securities law; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid variable life and variable annuity contracts and the Underwriters are authorized to sell such shares to unit investment trusts such as each Account at net asset value;

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds, the Underwriters and the Advisers agree as follows:

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                                    ARTICLE I
                              Sale of Fund Shares
                              -------------------

         1.1. The Underwriters agree to sell to the Company those shares of the Portfolios (which are listed on Schedule B attached hereto and incorporated herein by this reference, as such Schedule B may from time to time be amended by mutual written agreement of the parties hereto) which each Account orders, executing such orders on a daily basis at the net asset value per share next computed after receipt by the Funds or their designee of the order for the shares of the Portfolios subject to the terms and conditions of this Agreement. For purposes of this Section 1.1, the Company shall be the designee of the Funds for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Funds; provided that the Funds receive notice of such order by 9:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for business and on which the Funds calculates the Portfolios' net asset values pursuant to the rules of the SEC.

         1.2. The Funds agree to make Portfolio shares available for purchase at the applicable net asset value per share by the Company and their Accounts on those days on which the Funds calculate their net asset values pursuant to the rules of the SEC and the Funds shall use reasonable efforts to calculate such net asset values on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Boards of Trustees of the Funds (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction, or if it is, in the sole discretion of the Board, desirable or advisable, and in the best interests of the shareholders of such Portfolio.

         1.3. The Funds and the Underwriter agree that shares of the Funds will be sold only to Participating Insurance Companies and their separate accounts or other accounts (e.g., qualified retirement plans) as may be permitted so that the Variable Insurance Products continue to qualify as a "life insurance, annuity or variable contract" under Section 817(h) of the Internal Revenue Code of 1986, as amended (hereinafter the "Code"). No shares of any Portfolio will be sold to the general public.

         1.4. The Funds and the Underwriters will not sell Fund shares to any insurance company, separate account or other account unless an agreement containing provisions substantially the same as Article I, Section 2.5 of
Article II, Sections 3.4 and 3.5 of Article III, Article V and Article VII of this Agreement is in effect to govern such sales.

         1.5. Subject to their rights under Section 18(f) of the 1940 Act, the Funds agree to redeem for cash, on the Company's request, any full or fractional shares of a Portfolio held by the Company, executing such requests on a daily basis at the net asset value per share next computed after receipt by the Funds or their designee of the request for redemption. For purposes of this
Section 1.5, the Company shall be the designee of the Funds for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the

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Funds; provided that the Funds receive notice of such request for redemption by
9:00 a.m., Eastern Time, on the next following Business Day. Payment of redemption proceeds for any whole or fractional shares shall be made within seven days of actual receipt of the redemption request by the Funds, or within such greater or lesser period as may be permitted by law or rule, regulation, interpretive position or order of the SEC.

         1.6. The Company agrees that purchases and redemptions of Portfolio shares offered by the then-current prospectus of the Funds shall be made in accordance with the provisions of such prospectus. The Company agrees that all net amounts available in the Accounts which are listed in Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may from time to time be amended by mutual written agreement of the parties hereto (the "Contracts"), shall be invested in the Portfolios and in such other Funds advised by the Adviser as are listed in Schedule B, or in the Company's general account; provided that such amounts may also be invested in an investment company other than the Funds.
         1.7. The Company shall pay for Portfolio shares on the next Business Day after an order to purchase such shares is made in accordance with the provisions of this Article I. Payment shall be in federal Funds transmitted by wire. For purposes of Sections 2.10 and 2.11, upon receipt by the Funds of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Funds.

         1.8. Issuance and transfer of the Funds' shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Funds will be recorded in an appropriate title for each Account or the appropriate sub account of each Account.

         1.9. The Funds shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the Portfolios' shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Funds shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

         1.10. The Funds shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m., Eastern Time) and shall use their best efforts to make such net asset value per share available by 7:00 p.m., Eastern Time.

                                   ARTICLE II
                         Representations and Warranties
                         ------------------------------

         2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or exempt therefrom; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company

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further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Insurance Code and Regulations of the State of Michigan, (the "Code") and has registered or, prior to any issuance or sale of the Contracts, will, unless exempt from registration, register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

         2.2. The Company represents that the Contracts will be eligible for treatment as life insurance or annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Funds and the Underwriter promptly upon having determined that the Contracts may have ceased to be so treated or that they might not be so treated in the future.

         2.3. The Company represents and warrants that all of its directors/trustees, employees, investment advisers and other individuals/entities dealing with money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds, in an amount not less than $5 million. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company shall notify the Funds, the Underwriter and the Adviser in the event that such coverage no longer applies.

         2.4. The Funds represent and warrant that Fund shares sold pursuant to this Agreement are registered under the 1933 Act, duly authorized for issuance and sale in compliance in all material respects with the terms of this Agreement and all applicable federal and state securities laws, and that, while shares of the Portfolios are being offered for sale, the Funds are and shall remain registered under the 1940 Act. The Funds shall amend their Registration Statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of Portfolio shares. The Funds shall register or otherwise qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Funds or the Underwriter.

         2.5. The Funds represent that each Portfolio is qualified as a Regulated Investment Company under Subchapter M of the Code and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company promptly upon having determined that any Portfolio may have ceased to so qualify or that it might not so qualify in the future.

         2.6. The Funds currently do not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Funds undertake to have a board of trustees, a majority of whom are not interested persons of the Funds, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

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         2.7.    The Funds make no representation as to whether any aspect of their operations (including, but not limited to, fees, expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Funds represents that the Funds have disclosed or made available, in writing, all information requested by Company and represents and warrants that such written information is true and accurate in all material respects as of the effective date of this Agreement. Without prior written notice to the Company, the Funds will not make any changes in fundamental investment policies or advisory fees, and shall at all times remain in compliance with federal securities law as it applies to insurance products. The Company will use its best efforts to provide the Funds with copies of amendments to provisions of state insurance laws and regulations related to separate accounts and variable products, which may affect the Funds' operations.

         2.8. The Worldwide Insurance Trust represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and Levco Series Trust represents that it is lawfully organized and validly existing under the laws of the State if Delaware and that they both do and will comply in all material respects with the 1940 Act.

         2.9. The Underwriters represent and warrant that they are members in good standing of the NASD and are registered as broker-dealers with the SEC. The Underwriters further represents that they will sell and distribute Portfolio shares to the Company in accordance with all applicable state and federal securities laws, including, without limitation, the 1933 Act, the 1934 Act and the 1940 Act.

         2.10. The Advisers represent and warrant that they are and shall remain duly registered in all material respects under all applicable federal and state securities laws and that they shall perform its obligations for the Funds in compliance in all material respects with any applicable state and federal securities laws.

         2.11. The Funds, the Underwriters and the Advisers represent and warrant that all of their directors/trustees, officers, employees, investment advisers and other individuals/entities dealing with money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds, in an amount not less than the minimum coverage as required by Rule 17g-1 of the 1940 Act or related provisions as may from time to time be promulgated. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Funds shall notify the Company in the event such coverage no longer applies.

                                  ARTICLE III
                    Prospectuses and Proxy Statements; Voting
                    -----------------------------------------

         3.1. The Underwriters shall provide the Company (at the Underwriter's expense) with as many copies of the Funds' current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Funds shall provide such documentation (including a final copy of the new prospectus as set in type at the Funds' expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the

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prospectus for the Funds is amended) to have the prospectus (or private offering memorandum, if a Contract and its associated Account are exempt from registration) for the Contracts and the Funds' prospectus printed together in one document (such printing to be at the Company's expense).

         3.2. The Funds' prospectuses shall state that the Statement of Additional Information for the Funds is available from the Underwriters (or in the Funds' discretion, from the Funds), and the Underwriters (or the Funds), at their expense, shall provide such Statement of Additional Information free of charge to the Company and to any owner of a Contract or prospective owner who requests such Statement.

         3.3. The Fund, at their expense, shall provide the Company with copies of their proxy statements, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

         3.4.    If and to the extent required by law, the Company shall:

                 (i)     solicit voting instructions from Contract owners;

                 (ii) vote Portfolio shares in accordance with instructions received from Contract owners; and

                 (iii) vote Portfolio shares for which no instructions have been received in the same proportion as shares of such Portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Company shall be responsible for assuring that each of its separate accounts participating in the Funds calculates voting privileges in a manner consistent with the standards set forth in the Shared Funding Order and rules and regulations of the SEC, which standards will also be provided to other Participating Insurance Companies.

         3.5. The Funds will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Funds will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although or the Funds are not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Funds will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

                                   ARTICLE IV
                         Sales Material and Information
                         ------------------------------

                                  Page 7

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         4.1.    The Company shall furnish, or shall cause to be furnished, to the Funds or its designee, each piece of sales literature or other promotional material in which the Funds, the Underwriter or the Adviser is named, at least fifteen Business Days prior to its use. No such material shall be used unless approved in writing by the all of the Funds or the Underwriters. The Funds and the Underwriters will use reasonable best efforts to provide the Company with written response within ten Business Days of receipt of such materials. Any piece which merely names the Funds, the Underwriters or the Advisers as participating in the Variable Insurance Products may be used after ten Business Days of receipt by the Funds and the Underwriters if the Company has not received a written response from the Funds or the Underwriters.

         4.2. The Company shall not give any information or make any representations or statements on behalf of the Funds or concerning the Funds in connection with the sale of the Contracts other than the information or representations contained in the registration statements or prospectuses for the Funds, as such registration statements and prospectuses may from time to time be amended or supplemented, or in reports or proxy statements for the Funds, or in sales literature or other promotional material provided to the Company by the Funds or their designee or by the Underwriters, except with the written permission of the Funds or such Underwriter, pursuant to Section 4.1 hereof.

         4.3. The Funds, the Underwriters or their designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named at least fifteen Business Days prior to its use. No such material shall be used unless approved in writing by the Company or its designee. The Company will use reasonable best efforts to provide the Funds with written response within ten Business Days of receipt of such materials. Any piece which merely states that the Funds, the Underwriters or the Advisers are participating in the Variable Insurance Products may be used after ten Business Days after receipt by the Company if the Funds or the Underwriters have not received a written response from the Company.

         4.4. The Funds and the Underwriters shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may from time to time be amended or supplemented, or in published reports which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

         4.5. The Funds will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to any of the Portfolios or their shares, promptly following the filing of such document with the SEC or other regulatory authorities.

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         4.6.    The Company will provide to the Funds at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or each Account, promptly following the filing of such document with the SEC or other regulatory authorities; and, if a Contract and its associated Account are exempt from registration, the equivalents to the above.

         4.7. For purposes of this Agreement, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Funds or any affiliate of the Funds: advertisements (such as material published or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape or electronic display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

                                    ARTICLE V
                                Fees and Expenses
                                -----------------

         5.1. The Funds and the Underwriters shall pay no fee or other compensation to the Company under this Agreement, except that if the Funds or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payments shall be made directly by the Funds. Currently, no such payments are contemplated.

         5.2. Except as otherwise expressly provided in the Agreement, all expenses incident to performance by the Funds under this Agreement shall be paid by the Funds. The Funds shall see to it that all Portfolio shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Funds, in accordance with applicable state laws prior to their sale. The Funds shall bear the expenses for the cost of registration and qualification of the Portfolios' shares, preparation and filing of the Funds' prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law and all taxes on the issuance or transfer of the Portfolios' shares.

                                  Page 9

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         5.3.    The Company shall bear the expenses of printing and
distributing the Funds' prospectus to owners of Contracts issued by the Company and of distributing the Funds' proxy materials and reports to such Contract owners.

                                   ARTICLE VI
                                Diversification
                                ---------------

         6.1. The Funds will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Funds will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment or life insurance contracts and any amendments or other modifications to such Section or Regulation. In the event of a breach of this Article VI by the Funds, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Funds so as to achieve compliance with the grace period afforded by Regulation 1.817-5.

                                  ARTICLE VII
                              Potential Conflicts
                              -------------------

         7.1. The Boards will monitor the Funds for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Funds. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of a Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Boards shall promptly inform the Company if they determine that a material irreconcilable conflict exists and the implications thereof.

         7.2. The Company will report any potential or existing conflicts to the Boards. The Company will assist the Boards in carrying out its responsibilities under the Shared Funding Order, by providing the Boards with all information reasonably necessary for the Boards to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Boards whenever any of the events in Section 7.1, as they pertain to the Company, occur (e.g., a decision to disregard contract owner voting instructions).

         7.3. If it is determined by a majority of a Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to

                                  Page 10

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remedy or eliminate the material irreconcilable conflict, up to and including:
(1) withdrawing the assets allocable to some or all of the separate accounts from the Funds or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Funds, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change, and (2) establishing a new registered management investment company or managed separate account.

         7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Funds election, to withdraw the affected Account's investment in the Funds and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board. Any such withdrawal and termination must take place within six months after the Funds give written notice that this provision is being implemented, and until the end of that six month period the Funds and the Underwriters shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Funds.

         7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with that of other state regulators, then the Company will withdraw the affected Account's investment in the Funds and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board. Until the end of that six-month period, the Funds and the Underwriter shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Funds.

         7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested trustees of each Board shall determine whether any proposed action adequately remedies a material irreconcilable conflict, but in no event will the Funds be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy a material irreconcilable conflict, then the Company will withdraw the Account's investment in the Funds and terminate this Agreement within six months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Boards.

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         7.7.    If and to the extent that Rule 6e-2 and Rule  6e-3(T) are
amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Order) on terms and conditions materially different from those contained in the Shared Funding Order, then (a) the Funds and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3 as adopted, to the extent such rules are applicable; and
(b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                                 ARTICLE VIII
                                Indemnification
                                ---------------

         8.1.    Indemnification By The Company
                 ------------------------------

         8.1(a). The Company agrees to indemnify and hold harmless the Funds, the Underwriters and the Advisers and each trustee/director and officer thereof and each person, if any, who controls the Funds, the Underwriters, or the Advisers within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company), expenses or litigation (including legal and other expenses) (hereinafter referred to collectively as a "Loss"), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as a Loss is related to the sale or acquisition of the Funds' shares or the Contracts and:

                 (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or private offering memorandum for the Contracts or contained in the Contracts or sales literature or other promotional materials for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Indemnified Party for use in the registration statement or prospectus for the Contracts or in the Contracts or in sales literature or any other promotional materials (or any amendment or supplement to any of the foregoing); or

                 (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statements, prospectuses or sales literature or other promotional materials of the Funds not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Funds shares; or

                 (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature or other promotional materials of the Funds (or any amendment or supplement to any of the foregoing) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon or in conformity with written information furnished to the Funds, the Underwriters or the Advisers by or on behalf of the Company; or

                 (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                 (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1 (b) and 8.1(c) hereof.

         8.1(b). The Company shall not be liable under this indemnification provision with respect to any Loss incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Funds, the Underwriters or the Advisers, whichever is applicable.

         8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense thereof. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such Party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such

Party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with this Agreement, the issuance or sale of Portfolio shares or the Contracts or the operation of the Funds.

         8.2.    Indemnification By The Funds
                 ----------------------------

         8.2(a). The Funds severally agree to indemnify and hold harmless the Company, and each of its directors/trustees and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any Loss to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as a Loss is related to the operations of the Funds and:

                 (i) arise as a result of any failure by the Funds to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement);or

                 (ii) arise out of or result from any material breach of any representation and/or warranty made by the Funds in this Agreement or arise out of or result from any other material breach of this Agreement by the Funds, as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

         8.2(b). The Funds shall not be liable under this indemnification provision with respect to any Loss incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, an Account, the Funds, the Underwriters or the Advisers, whichever is applicable.

         8.2(c). The Funds shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Funds in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Funds of any such claim shall not relieve the Funds from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Funds shall be entitled to participate, at their own expense, in the defense thereof. The Funds also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Funds to such party of the Funds' election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Funds will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.2(d). The Company will promptly notify the Funds of the commencement of any litigation or proceedings against the Indemnified Parties in connection with this Agreement, the issuance or sale of Portfolio shares or the Contracts, the operation of each Account or the acquisition of shares of the Funds.

         8.3.    Indemnification By The Underwriters
                 -----------------------------------

         8.3(a) The Underwriters severally agree to indemnify and hold harmless the Company and each of its directors/trustees and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any Loss to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as a Loss is related to the sale or acquisition of the Funds' shares or the Contracts and:

                 (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature or other promotional materials of the Funds (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Funds, the Underwriters or the Advisers by or on behalf of the Indemnified Party for use in the registration statement or prospectus of the Funds or in sales literature or other promotional materials (or any amendment or supplement to any of the foregoing); or

                 (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statements, prospectuses or sales literature or other promotional materials for the Contracts not supplied by the Underwriters or persons under their control) or wrongful conduct of the Funds or Underwriters or persons under their control, with respect to the sale or distribution of the Contracts or Funds shares; or

                 (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or private offering memorandum for the Contracts or contained in the Contracts or sales literature or other promotional materials for the Contracts (or any amendment or supplement to any of the foregoing) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon or in conformity with written information furnished to the Company by or on behalf of the Funds or the Underwriters; or

                 (iv) arise as a result of any failure by the Underwriters to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

                 (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriters in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriters, as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

         8.3(b). The Underwriters shall not be liable under this indemnification provision with respect to any Loss incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or an Account, whichever is applicable.

         8.3(c). The Underwriters shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriters in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriters of any such claim shall not relieve the Underwriters from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriters shall be entitled to participate, at its own expense, in the defense thereof. The Underwriters also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from an Underwriter to such Party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.3(d). The Company will promptly notify the Underwriters of the commencement of any litigation or proceedings against the Indemnified Parties in connection with this Agreement, the issuance or sale of Portfolio shares or the Contracts or the operation of each Account.

         8.4. Indemnification By The Advisers
              -------------------------------

         8.4(a) The Advisers severally agree to indemnify and hold harmless the Company and each of its directors/trustees and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.4) against any Loss to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as a Loss is related to the sale or acquisition of the Funds' shares or the Contracts and:

                 (i) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statements, prospectuses or sales literature or other promotional materials for the Contracts not supplied by the Advisers, or persons under its control) or wrongful conduct of the Advisers or persons under its control, with respect to the sale or distribution of the Contracts or Funds shares; or

                 (ii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or private offering memorandum for the Contracts or contained in the Contracts or sales literature or other promotional materials for the Contracts (or any amendment or supplement to any of the foregoing) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon or in conformity with written information furnished to the Company by or on behalf of the Advisers; or

                 (iii) arise as a result of any failure by the Advisers to provide the services and furnish the materials under the terms of this Agreement (including a) a failure by the Funds, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement or b) a material error in the calculation of any net asset value); provided, however, such indemnity under this subsection (iii) shall be limited to the cost of reprocessing all transactions affected by such error or at the Advisers' discretion the cost of reimbursing the underlying portfolio or

                 (iv) arise out of or result from any material breach of any representation and/or warranty made by an Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by an Adviser, as limited by and in accordance with the provisions of Sections 8.4(b) and 8.4(c) hereof.

         8.4(b). An Adviser shall not be liable under this indemnification provision with respect to any Loss incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or an Account, whichever is applicable.

         8.4(c). An Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Advisers in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Advisers of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.4(d). The Company will promptly notify the Adviser of the commencement of any litigation or proceedings against the Indemnified Parties in connection with this Agreement, the issuance or sale of Portfolio shares or the Contracts or the operation of each Account.

         8.5. Except as otherwise expressly provided in the Agreement, no party shall be liable to any other party for special, consequential, punitive or exemplary damages, or damages of a like kind or nature; and, without limiting the foregoing, with respect to Section 1.10 of Article I and Sections 8.2, 8.3 and 8.4 of Article VIII as such Sections relate to errors in calculation or untimely reporting of net asset value per share or dividend or capital gain rate, the liability of a party to any other party shall be limited to the amount required to correct the value of the Account as if there had been no incorrect calculation or reporting or untimely reporting of the net asset value per share or dividend or capital gain rate.

                                   ARTICLE IX
                                 Applicable Law
                                 --------------

         9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

         9.2. This Agreement shall be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Order) and the terms of this Agreement shall be interpreted and construed in accordance therewith.

                                   ARTICLE X
                                  Termination
                                  -----------

         10.1. This Agreement shall continue in full force and effect until the first to occur of:

                 (a) termination by any party for any reason by sixty (60) days' advance written notice delivered to the other parties; or

                 (b) termination by the Company by written notice to a Fund and its Underwriter with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

                 (c) termination by the Company by written notice to a Fund and its Underwriter with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

                 (d) termination by the Company by written notice to a Funds its Underwriter and its Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a "regulated investment company" under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund will fail to so qualify; or

                 (e) termination by the Company by written notice to a Fund, its Underwriter and its Adviser with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in
                         Article VI hereof; or

                 (f) termination by either the Funds or the Underwriters by written notice to the Company, if either one or both of the Funds or one or both of the Underwriters shall determine, in their sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                 (g) termination by the Company by written notice to the Funds and the Underwriters, if the Company shall determine, in its sole judgment exercised in good faith, that either a Fund or a Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

         10.2.   Effect of Termination. Notwithstanding termination of this
                 ---------------------
Agreement, the Funds and the Underwriters shall, if the Company and the Underwriter mutually agree, continue to make available additional shares of the Funds pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to retain investments in the Funds, reinvest dividends and redeem investments in the Funds. The parties agree that this Section 10.2 shall not apply to any terminations under Section 1.2 of
Article I or under Article VII, and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

         10.3 The Company shall not redeem Funds shares attributable to the Contracts (as opposed to Funds shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions; or (ii) as required or permitted by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"); or (iii) as a result of action by the Funds' Boards, acting in good faith, upon sixty (60) days' advance written notice to the Company and Contract Owners. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Funds or the Underwriter 90 days' advance written notice of its intention to do so.

                                   ARTICLE XI
                                    Notices
                                    -------

         Any notice shall be sufficiently given when sent by registered or certified mail or next-day delivery to the other parties at the address of such parties set forth below or at such other address as any party may from time to time specify in writing to the other parties.

         If to the Company:
                 Canada Life Insurance Company of

                 America__________________________________________________

                 _________________________________________________

                 Attention:_______________________________________

         If to the Worldwide Insurance Funds:
                 c/o Van Eck Global
                 99 Park Avenue, 8th Floor
                 New York, New York 10016
                 Attention: President, with a copy to the General Counsel

         If to Levco Series Trust

                 _________________________________________________

                 _________________________________________________

                 Attention:_______________________________________

         If to the Van Eck Securities Corporation:
                 99 Park Avenue, 8th Floor
                 New York, New York 10016
                 Attention: President, with a copy to the General Counsel

         If to Levco Securities Inc.

                 _________________________________________________

                 _________________________________________________

                 Attention:_______________________________________

         If to Van Eck Associates Corporation:
                 99 Park Avenue, 8th Floor
                 New York, New York 10016
                 Attention: President, with a copy to the General Counsel

         If to John A. Levin & Co. Inc.

                 _________________________________________________

                 _________________________________________________

                 Attention:_______________________________________

                                   ARTICLE XII
                                  Miscellaneous
                                  -------------

         12.1. All persons dealing with the Funds must look solely to the property of the Funds for the enforcement of any claims against the Funds as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Funds.

         12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party, until such time as it may come into the public domain.

         12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereunder; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.

         12.9. The Company shall furnish, or shall cause to be furnished, to the Funds or its designee, copies of the following reports:

         (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 120 days after the end of each fiscal year;

         (b) the Company's semi-annual statements (statutory) (and GAAP, if any), as soon as practical and in any event within 60 days after the end of each period:

         (c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

         (d) any registration statement (without exhibits) and financial reports of the Company filed with the SEC or any state insurance regulator, as soon as practical after the filing thereof;

         (e) any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

         CANADA LIFE INSURANCE COMPANY OF AMERICA                 Attest:

         By: __________________________           By: __________________________

         Name: ________________________           Name: ________________________

         Title: _______________________           Title: _______________________

         VAN ECK WORLDWIDE INSURANCE TRUST                        Attest:

         By: __________________________           By: __________________________

         Name: ________________________           Name: ________________________

         Title: _______________________           Title: _______________________

         VAN ECK SECURITIES CORPORATION                           Attest:

         By: __________________________           By: __________________________

         Name: ________________________           Name: ________________________

         Title: _______________________           Title: _______________________

         VAN ECK ASSOCIATES CORPORATION                           Attest:

         By: __________________________           By: __________________________

         Name: ________________________           Name: ________________________

         Title: _______________________           Title: _______________________

         LEVCO SERIES TRUST                                       Attest

         By: __________________________           By: __________________________

         Name: ________________________           Name: ________________________

         Title: _______________________           Title: _______________________

         LEVCO SECURITIES INC.

         By: __________________________           By: __________________________

         Name: ________________________           Name: ________________________

         Title: _______________________           Title: _______________________

         JOHN A. LEVIN & CO., INC.

         By: __________________________           By: __________________________

         Name: ________________________           Name: ________________________

         Title: _______________________           Title: _______________________

                                   SCHEDULE A
                                    ACCOUNTS

                                              Date Established by the Company's
         Name of Account                               Board of Directors
         ---------------                      ---------------------------------

Canada Life of America Variable Annuity Account 1 was established as a separate investment account on July 22, 1988, under Michigan law

Canada Life of America Variable Life Account 1 was established as a separate investment account on July 22, 1988, under Michigan law

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                                   SCHEDULE B
                           PORTFOLIOS AND OTHER FUNDS
                              ADVISED BY ADVISERS

I.       Portfolios
         ----------

Van Eck Worldwide Insurance Trust
                 Van Eck Worldwide Emerging Markets Fund
                 Van Eck Worldwide Real Estate Fund

Levco Series Trust
                 Levco Equity Value Fund

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

II.    Other Funds Currently Included in the Canada Life Insurance Company of
       ----------------------------------------------------------------------
America Insurance Products
--------------------------

         The Alger American Fund................................................
               Alger American Growth Portfolio..................................
               Alger American Leveraged AllCap Portfolio........................
               Alger American MidCap Growth Portfolio...........................
               Alger American Small Capitalization Portfolio....................
         Berger Institutional Products Trust....................................
               Berger/BIAM IPT-International Fund...............................
               Berger IPT-Small Company Growth Fund.............................
         The Dreyfus Socially Responsible Growth Fund, Inc......................
         Dreyfus Variable Investment Fund.......................................
               Dreyfus VIF-Appreciation Portfolio...............................
               Dreyfus VIF-Growth and Income Portfolio..........................
         Fidelity Variable Insurance Products Fund..............................
               Fidelity VIP Growth Portfolio....................................
               Fidelity VIP High Income Portfolio...............................
               Fidelity VIP Money Market Portfolio..............................
               Fidelity VIP Overseas Portfolio..................................
         Fidelity Variable Insurance Products Fund II...........................
               Fidelity VIP II Asset Manager Portfolio..........................
               Fidelity VIP II Contrafund Portfolio.............................
               Fidelity VIP II Index 500 Portfolio..............................
               Fidelity VIP II Investment Grade Bond Portfolio..................
         Fidelity Variable Insurance Products Fund III..........................
               Fidelity VIP III Growth Opportunities Portfolio..................
         Goldman Sachs Variable Insurance Trust.................................
               Goldman Sachs VIT Capital Growth.................................
               Goldman Sachs VIT CORE(SM) U.S.Equity............................
               Goldman Sachs VIT Growth and Income..............................
         The Montgomery Funds III...............................................
               Montgomery Variable Series: Emerging Markets Fund................
               Montgomery Variable Series: Growth Fund..........................
         ProFunds VP............................................................
               ProFund VP Money Market..........................................
               ProFund VP Bull Plus.............................................
               ProFund VP UltraOTC..............................................
               ProFund VP UltraSmall-Cap........................................
         ProFund VP Bear........................................................
         Seligman Portfolios, Inc...............................................

               Seligman Communications and Information Portfolio................
               Seligman Frontier Portfolio......................................
               Seligman Global Technology.......................................
               Seligman Small-Cap Value.........................................

                                  Page 29